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                                                                     EXHIBIT 8.1


                           FULBRIGHT & JAWORSKI L.L.P.

                            1301 MCKINNEY, SUITE 5100

                            HOUSTON, TEXAS 77010-3095

                            TELEPHONE: (713) 651-5151

                               FAX: (713) 651-5246

                                WWW.FULBRIGHT.COM



July 15, 2002


TEPPCO Partners, L.P.
2929 Allen Parkway
P.O. Box 2521
Houston, Texas  77252-2521


Dear Sirs:

      We have acted as special counsel for TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the offering of units representing limited partner interests ("Units") in the Partnership pursuant to the Registration Statement on Form S-3 (Registration No. 333-86650) of the Partnership.

      We have been requested to furnish our opinion as to the material federal income tax consequences to an investor of acquiring Units in the offering made pursuant to the prospectus dated July 11, 2002 (the "Prospectus") included within the Registration Statement. In response to such request we have prepared the section of the Prospectus entitled "Tax Considerations" as such opinion.

      We consent to the reference to our firm under the caption "Tax Considerations" in the Prospectus and to the filing of this confirmation and consent as an Exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ FULBRIGHT & JAWORSKI L.L.P.

                                       Fulbright & Jaworski L.L.P.